News Release
For Immediate Release

GenCorp Announces Executive Changes

SACRAMENTO, Calif. - September 29, 2008 - GenCorp Inc. (NYSE: GY) announced today that its chief financial officer, Yasmin Seyal, has left the Company and is pursuing other interests. Controller Leon Blackburn has also left the Company, effective immediately, to pursue other opportunities.

Kathy Redd, GenCorp’s current vice president, finance, has been named vice president, controller and acting chief financial officer. Ms. Redd joined GenCorp in 2002 as assistant corporate controller. She was promoted to vice president, finance in 2006.

About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

Contact information:
Linda Cutler, vice president, corporate communications 916.351.8650

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